EXHIBIT 99.2

                                    Albert J. Fitzgibbons III
                           Partner
                                     Stonington Partners, Inc.
                                   767 Fifth Avenue
                                              New York, New York 10153
                                  212-339-8550
                                       FAX 212-339-8585

     STONGINGTON PARTNERS

                                           August 29, 1997

     Dwight A. Steffensen
     Chairman and Chief Executive Officer
     Merisel, Inc.
     200 Continental Boulevard
     El Segundo, California 90245-0984

     Dear Dwight:

            We refer to our August 8, 1997 letter to you in which we proposed certain amendments to our July 14, 1997 letter (as amended by our July 20 letter), to you regarding our proposal to acquire newly issued shares of Merisel, Inc.

             We propose to amend the number of Shares and the price per share referred to in the second paragraph of the August 8th letter and in the term sheet attached thereto under the caption
      Conversion, to 10,000,000 Shares and $15.20 per share, respectively.

              In addition, our agreement contained in the third paragraph of the August 8th letter with respect to Merisel, Inc. s 12-1/2% Senior Notes and the payments to be made or rights to be granted to the holders thereof and the amendments to be made to the Indenture relating thereto is withdrawn.

              We expect this letter to be promptly delivered to the holders of the Senior Notes and the stockholders of Merisel, Inc.

                                        Very truly yours,
                                        /s/ Albert J. Fitzgibbons III
                                        Albert J. Fitzgibbons III